CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes‑Oxley Act of 2002, each of the undersigned officers of Foundation Building Materials, Inc. (the “Company”) hereby certifies, to each such officer’s knowledge, that:
(i)the accompanying Annual Report on Form 10‑K of the Company for the year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2017	/s/ Ruben Mendoza
Ruben Mendoza
President and Chief Executive Officer

Date: March 27, 2017	/s/ John Gorey
John Gorey
Chief Financial Officer